Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), is made and entered into as of the 28th day of March, 2003 by and among MAGNETEK, INC., a Delaware corporation (the “Borrower”), J-TEC, INC., an Ohio corporation (“J-Tec”), MAGNETEK MONDEL HOLDINGS, INC., a Delaware corporation (“Mondel”), MAGNETEK ADS POWER, INC., a Delaware corporation, (“Power”), MAGNETEK LEASING CORPORATION, a Delaware corporation (“Leasing), MXT Holdings, Inc., an Illinois corporation (“MXT” and, together with J-Tec, Mondel, Power and Leasing, collectively, the “Guarantors”; the Borrower and the Guarantors hereinafter collectively referred to as the “Obligors”), BANK ONE, KENTUCKY, NA, a national banking association having an office in Louisville, Kentucky (“Bank One”), as Administrative Agent for itself and other lenders party to the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), and THE PROVIDENT BANK (“Provident”) (herein Bank One, Wachovia and Provident are collectively referred to as the “Lenders”).

RECITALS:

A.            The Borrower and the Lenders entered into that certain Credit Agreement dated as of June 17, 2002, as amended pursuant to that certain First Amendment to Credit Agreement dated as of August 12, 2002 and that certain Second Amendment to Credit Agreement dated as of September 17, 2002 (as amended, the “Credit Agreement”).

B.            As of the close of the Borrower’s fiscal quarter ending December 31, 2002, the Borrower was not in compliance with Sections 6.26.1 and 6.26.2 of the Credit Agreement.

C.            The Obligors have requested that the Lenders waive their rights and remedies available under the Loan Documents, on account of (1) the Existing Defaults, (2) any Default or Unmatured Default that may exist or occur at any time during the Waiver Period (defined below) under Section 6.27 of the Credit Agreement and, (3) any Default that may occur under Section 6.26.1 on March 31, 2003 (together, the “Waivers”).

D.            The Lenders have agreed, subject to the terms, conditions, and understandings expressed in this Amendment, to make the Waivers, provided that, among other things, the Borrower executes and delivers this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Defined Terms.  Each capitalized term used herein, unless otherwise expressly defined in this Amendment, shall have the meanings ascribed thereto in the Credit Agreement.

2.             The definition of “ Consolidated EBITDA” in Article I of the Credit Agreement is hereby amended as follows:

EBITDA.  Shall mean, with respect to the applicable period, the net income (without regard to extraordinary items) for such period, plus all amounts deducted therefrom in accordance with GAAP on account of “Interest Expense” (defined herein), taxes in respect of income or excess profits, depreciation and amortization expense minus or plus, respectively, any non-cash gains or losses from i) impairment charges related to the Borrower’s telecom business incurred by the Borrower in its fiscal quarter ending 12/31/02 up to a maximum of $39,037,000.00; ii) non-recurring gain realized by Borrower in its fiscal quarter ending 09/30/02 from termination of Borrower’s retiree medical plan in the amount of $27,771,000.00 and charges incurred by Borrower in relation to its recognition of required derivative hedging accounting treatment up to a maximum of $3,900,000.00.  For the purposes herein, Interest Expense shall mean, with respect to the applicable period, the aggregate amount, determined in accordance with GAAP.

3.             Amendments.  The Credit Agreement is hereby amended as set forth below:

(a)           Schedule 5 to the Credit Agreement is hereby amended and replaced in its entirety by Schedule 5 to this Amendment, which is attached hereto and made a part hereof.

(b)           Section 2.1.2(c) of the Credit Agreement is hereby amended by adding the following language thereto:

“It is further provided that from and after the 28th day of March, 2003, with each requested Advance, the Borrower shall deliver to the Agent and each Lender a completed Borrowing Base Certificate with the following additional certification included therein:

The undersigned, as                            of the Borrower, hereby certifies (i) that the Borrower is in compliance with all covenants contained in the Credit Agreement, and (ii) that no Default or Event of Default has occurred and is continuing.

With reference to its North American operations, the Borrower shall submit to the Agent and each Lender an updated Borrowing Base Certificate, with current Accounts receivable information only, on the Business Day on or next immediately preceding the 20th and the last day of each month during the term of this Agreement; provided, however, in submitting requests for Advances, the Borrower may submit the most recent Borrowing Base

Certificate delivered to the Agent and each Lender in accordance with the terms hereof .”

(c)           Immediately following Section 6.1(xi) of the Credit Agreement, a new Section 6.1(xii) is hereby added thereto which shall read in its entirety as follows:

“(xii)        On the Business Day on or next immediately preceding the 20th day and the last day of each respective month during the term of this Agreement, the Borrower shall deliver to the Agent and each Lender, a written aging report in respect of its North American operations, setting forth for each of Borrower’s North American business units:  (a) Accounts receivable owed to the Borrower, and (b) Accounts payable of the Borrower, each of which shall arise from transactions of the Borrower properly categorized as accounts receivables or accounts payable, as the case may be, under GAAP.”

(d)           Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.10       Dividends.  The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding.”

(e)           Section 6.14(iii) is hereby amended and restated to read in its entirety as follows:

“(iii)        Permitted Acquisitions (with one hundred percent (100%) approval of Lenders).”

Section 6.26.3 is hereby amended and restated as follows:

“As of March 31, 2003, the Borrower shall maintain a minimum “Tangible Net Worth” of $52,600,000.00.  As used herein, Tangible Net Worth shall mean (a) shareholders’ equity minus, (b) goodwill and other intangible assets, in each case calculated on a consolidated basis for Borrower and its Subsidiaries, and determined in accordance with GAAP.”

(f)            Immediately following Section 6.28 of the Credit Agreement, a new Section 6.29 is hereby added thereto, which shall read in its entirety as follows:

“6.29       Asset Based Lending Controls.  The Borrower shall implement a lockbox and a cash collateral account for the benefit of Lenders.”

(g)           Immediately following Section 6.29 of the Credit Agreement, a new Section 6.30 is hereby added thereto, which shall read in its entirety as follows:

“6.30       For March 31, 2003, the Borrower shall attain, on a rolling four quarter basis, minimum EBITDA of $2,194,000.00.”

(h)           Section 7.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“7.4         The breach by the Borrower of any term or provision of this Agreement (other than those covered by Sections 7.2 or 7.3 above) that is not remedied within five days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent or any Lenders or (ii) the Borrower otherwise becomes aware of any such breach.”

(i)            Section 7.21 of the Credit Agreement is hereby deleted and replaced with the following Section 7.21, which Section 7.21 shall read in its entirety as follows:

“7.21       Failure to pay the Maintenance Fees (as defined in that certain Third Amendment to Credit Agreement dated March 28, 2003 by and among the parties hereto) immediately when due.”

(j)            Sections 6.26.1 and 6.26.2 will not be tested for the quarter ending March 31, 2003.

4.             Commitment Reduction.  Currently, the Aggregate Commitment is Forty Million Dollars ($40,000,000).  The parties have agreed to reduce, and hereby do reduce, the Aggregate Commitment to Sixteen Million Dollars ($16,000,000).  In connection with the reduction of the Aggregate Commitment, each Lender’s Commitment shall be an aggregate amount not exceeding the amount set forth opposite each Lender’s name:

Bank One	$7,000,000.00
Wachovia	$6,000,000.00
Provident	$3,000,000.00.

5.             Maintenance.  Unless all Obligations have been paid in full and the Commitments and all Letters of Credit have been terminated on or before June 1, 2003, the Borrower shall pay to the Lenders in immediately available funds a nonrefundable fee in the amount of $63,750 due and payable on June 1, 2003 (the “First Payment Date”) with subsequent payments of $35,000 each, every 30 days thereafter with the first such payment due and payable on the 30th day following the First Payment Date and with each fee payment thereafter due and payable on the 30th day following the date the last payment was due.  All such fees (the “Maintenance Fees”) shall be fully earned when paid.  Acceptance of Maintenance Fees shall not preclude the declaration by the Administrative Agent of a Default then or thereafter existing.

6.             Conditions.  In addition to the conditions precedent contained in Article IV of the Credit Agreement, the Lenders’ continuing obligations under the Credit Agreement and this Amendment shall be subject to the following conditions precedent:

(a)           Attorneys’ Fees.  Each Lender shall have received from the Borrower upon execution of this Amendment, the reasonable attorneys’ fees incurred by such Lender’s counsel in connection with the Existing Defaults and the review, negotiation and preparation of this Amendment and all other documents in connection herewith.

(b)           Amendment Fee.  Each Lender shall have received from the Borrower its pro rata share of an amendment fee equal to .50% of $16,000,000.00.

(c)           Resolution/Incumbency Certificates.  The execution and delivery of appropriate resolutions and certificates of the Borrower and the Guarantors, authorizing the execution of this Amendment.

(d)           Budget.  The Lenders shall have received from the Borrower a proposed itemized monthly budget through December 31, 2003.

(e)           ERISA.  The Lenders shall have received from the Borrower an estimate of the FMV and ABO as of December 31, 2002 with respect to the Single Employer Plans.  The Borrower shall make no cash contributions to its Single Employer Plans (other than contributions deducted from employees’ salaries or as required by law) in the absence of receipt by the Borrower of prior written consent from the Administrative Agent.

7.             Waiver.  Subject to the terms and conditions contained herein and for so long as there does not exist a “Default” under the terms of this Amendment (as hereinafter defined), the Lenders do hereby make the Waivers and hereby waive (i) the Defaults arising from the violation of Sections 6.26.1 and 6.26.2 for the fiscal quarter ended December 31, 2002, (2) any continuing Default under Section 6.27 and (3) any Default that otherwise may occur on March 31, 2003, under Section 6.26.1 or Section 6.26.2 (collectively, the “Waivers”).  The Waivers pertain only to (i) the fiscal quarters ending December 31, 2002, and March 31, 2003, with respect to Sections 6.26.1 and 6.26.2, and (ii) on a continuing basis with respect to Section 6.27.  Such Waivers are limited solely to the Defaults described in the immediately preceding sentence.  Subject to the foregoing, and hereby consenting to the continuing nature of the Existing Defaults, the Lenders shall have no obligation to refrain from exercising or enforcing any of their rights or remedies at any time hereafter upon the occurrence and during the continuance of a Default (as hereinafter defined).  The Obligors acknowledge and agree that the Waivers apply to and govern only the Obligations relating to the Loan Documents, and do not apply to nor govern any other obligation, liability, or indebtedness of any Obligor or any other person to any Lender.  Subject to the Waivers, the Lenders expressly reserve all of their rights and remedies with respect to any other present or future Default or Unmatured Default arising under the Credit Agreement.  The Waivers shall be effective and continue for the period (the “Waiver Period”) from the execution and delivery of this Amendment by all parties hereto until the earlier of (i) the occurrence of a Default (as hereinafter defined), (ii) June 30, 2003, or (iii) the payment in full of all obligations due under the terms of the Credit Agreement.

8.             Acknowledgments, Representations, and Warranties.  In order to induce the Lenders to enter into this Amendment, each of the Obligors jointly and severally, for itself and for its successors, and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)           The unpaid principal balance of the Loans as of March 28, 2003 is $4,650,000.00 (ii) unpaid and accrued late charges in the aggregate amount of $NONE; (iv) unpaid fees and expenses due and owing to the Lenders in the amount of $80,000.00, (v) unpaid attorneys’ fees and expenses incurred by the Lenders in connection with the collection and enforcement of the Obligations in the amount of $43,051.21, and (vi) outstanding exposure on the LC Obligations of $8,690,965.93.  Each of the Obligors acknowledges and agrees that interest shall continue to accrue on the unpaid principal balance of the Obligations at the default rate of interest provided in the Notes.

(b)           Each Obligor is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the power to own its properties and to carry on its business as now being conducted, and is qualified to do business, and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

(c)           Each Obligor has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary corporate action.  No consent or approval of shareholders of, or lenders to, any Obligor and no consent, approval, filing, or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the Obligor’s obligations hereunder.

(d)           All of the Obligor’s representations and all statements of fact concerning the Obligors (including those set forth in the recitals) contained in this Amendment are true, accurate and complete in all material respects and no such representation or statement of fact omits or fails to state or otherwise disclose any material fact or information necessary to prevent such representation or statement from being false or misleading.  Each of the Obligors acknowledges and agrees that the Lenders have been induced in part to enter into this Amendment based upon the Lender’s justifiable reliance upon the Obligor’s representations and the statement of fact concerning the Obligors contained in this Amendment.

(e)           Each of the Loan Documents continues in full force and effect notwithstanding the execution and delivery of this Amendment.  Each of the Obligors hereby reissues, ratifies, and confirms the enforceability and validity of all Loan Documents to which it is a party and agrees that this Amendment and each of the Loan Documents constitute the legal, valid, and binding obligations of such Obligor to the extent such Obligor is party thereto, enforceable in accordance with their respective terms.  In addition, each of the Obligors acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of such Obligor under the terms of the Loan Documents.

(f)            The Lenders and the Administrative Agent have acted in good faith and have conducted themselves in a commercially reasonable manner in their relationships with each of the Obligors in connection with this Amendment and in connection with the Obligations and the Loan Documents, each of the Obligors hereby waiving and releasing any claims to the contrary.  The Obligors have no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lenders or the Administrative Agent or any past, present, or future agent, attorney, legal representative, predecessor in interest, affiliate, successor, assign, employee, director, or officer of any Lender or the Administrative Agent (collectively, the “Lender Group”), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted, or begun in accordance with, pursuant to, or by virtue of the Obligations or any of the terms or conditions of the Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with the Obligations or any of the Loan Documents; to the extent of any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby forever waived, discharged and released.  Each of the Obligors hereby acknowledges and agrees that the execution of this Amendment by the Lenders and the Administrative Agent shall not constitute an acknowledgment of or admission by the Lenders and the Administrative Agent or any member of the Lender Group of the existence of any claims or of liability for any matter or precedent upon which any claims or liability may be asserted.  Each of the Obligors further acknowledges and agrees that, to the extent any such claims may exist, they are of a speculative nature so as to be incapable of objective valuation and that, in any event, the value to each of the Obligors of the covenants and obligations of the Lenders contained in this Amendment and the other documents executed and delivered in connection with this Amendment substantially and materially exceeds any and all value of any kind or nature whatsoever of any such claims.  Each of the Obligors further acknowledges and agrees that the Lenders and the Administrative Agent are not in any way responsible or liable for the previous, current, or future condition or deterioration of the business operations and/or financial condition of any of the Obligors and that the Lenders and the Administrative Agent have not breached any agreement or commitment to loan money or otherwise make financial accommodations available to the Borrower or to fund any operations of the Borrower at any time.

(g)           THE OBLIGORS EACH HEREBY ACKNOWLEDGE THAT THEY HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AFTER AN ADEQUATE OPPORTUNITY AND SUFFICIENT PERIOD OF TIME TO REVIEW, ANALYZE, AND DISCUSS: (I) ALL TERMS AND CONDITIONS OF THIS AGREEMENT; (II) ANY AND ALL OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT; AND (III) ALL FACTUAL AND LEGAL MATTERS RELEVANT TO THIS AGREEMENT AND/OR ANY AND ALL SUCH OTHER DOCUMENTS, WITH COUNSEL FREELY AND INDEPENDENTLY SELECTED BY THE OBLIGORS.  THE OBLIGORS FURTHER

ACKNOWLEDGE AND AGREE THAT THEY HAVE ACTIVELY AND WITH FULL UNDERSTANDING PARTICIPATED IN THE NEGOTIATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT AFTER CONSULTATION AND REVIEW WITH THEIR COUNSEL, THAT ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT HAVE BEEN NEGOTIATED AT ARM’S-LENGTH, AND THAT THIS AGREEMENT AND ANY AND ALL SUCH OTHER DOCUMENTS HAVE BEEN NEGOTIATED, PREPARED, AND EXECUTED WITHOUT FRAUD, DURESS, UNDUE INFLUENCE, OR COERCION OF ANY KIND OR NATURE WHATSOEVER HAVING BEEN EXERTED BY OR IMPOSED UPON ANY PARTY.  NO PROVISION OF THIS AGREEMENT OR SUCH OTHER DOCUMENTS SHALL BE CONSTRUED AGAINST OR INTERPRETED TO THE DISADVANTAGE OF ANY PART TO THIS AGREEMENT BY ANY COURT OR OTHER GOVERNMENTAL OR JUDICIAL AUTHORITY BY REASON OF SUCH PARTY HAVING OR BEING DEEMED TO HAVE STRUCTURED, DICTATED, OR DRAFTED SUCH PROVISION.

(h)           Except as otherwise disclosed to the Lenders in writing or described in Borrower’s periodic reports prior to this Amendment filed under the Securities Exchange Act of 1934 (the “Reports”), there are no proceedings or investigations pending or, so far as the Obligors know, threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against any of the Obligors.

(i)            There is no statute, regulation, rule, order, or judgment, no charter, by-law, or preference stock provision of any Obligor, and no provision of any mortgage, indenture, contract, or other agreement binding on any Obligor or any of its or their respective properties, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance, or observance of any of the terms and conditions of this Amendment and/or any of the other documents executed and delivered in connection with this Amendment.

(j)            The Borrower restates all of its representations contained in the Credit Agreement and represents that they are true and correct as of the date of this Amendment, and as of the date any advance(s) is (are) made under the Notes described in the Credit Agreement, except (1) to the extent such representations expressly relate only to a specific prior date and (2) Section 5.5 of such representations is deemed modified to reflect the matters disclosed in the Reports filed by the Borrower since March 31, 2002 and prior to the date hereof and this Amendment.  The Borrower reaffirms all of its duties, obligations, promises and agreements under the Notes and Credit Agreement, and represents and agrees that no event has occurred and no claim, offset, defense or other condition exists that would relieve it of any of its obligations to the Lenders under the Credit Agreement.  The Borrower represents that, other than as set forth in this Amendment, no default has occurred under the Credit Agreement as hereby amended or under any of the other documents, instruments and agreements described therein and/or executed in connection therewith.

(k)           Each Obligor represents that the individual executing this Amendment on behalf of such Obligor has been duly authorized by all necessary and proper action on the part of such Obligor and its directors to execute this Amendment on behalf of such Obligor.

9.             Covenants.  The Borrower covenants and agrees that it shall:

(a)           Consultant.  The Borrower shall permit a third party consultant (the “Consultant”) engaged at the Borrower’s expense by the Administrative Agent (provided that the Borrower should not be required to pay any amount in excess of $75,000.00 in respect of such engagement) to examine and make abstracts from the Borrower’s books and records and to discuss the Borrower’s affairs, finances, and accounts with the Borrower’s officers, employees and independent public accountants.  The Borrower agrees to cooperate and assist in such examinations to facilitate the completion of the Consultant’s examination and the Lenders’ approval of the Borrower’s proposed budget in respect of the results of such examination within sixty (60) days from the date of execution of this Amendment.

(b)           Field Audit.  The Borrower shall cooperate with the Administrative Agent, which shall conduct a “Field Audit” with reference to all accounts, inventory, equipment and other assets deemed appropriate by the Administrative Agent.  The Borrower shall provide reasonable access to such accounts, inventory, equipment, records and personnel deemed appropriate by the Administrative Agent to facilitate completion of such Field Audit within sixty (60) days from the date of execution of this Amendment.

(c)           March 31, 2003 Financials. The Borrower shall submit to the Administrative Agent not later than May 15, 2003, its financial statement for the period ending March 31, 2003.

10.           Default.  The occurrence of one or more of the following events or occurrences shall constitute a “Default” under this Amendment:

(a)           the failure of any of the Obligors to observe, perform, or comply with any of the terms, conditions, or provisions of this Amendment and/or any other document executed and delivered in connection with this Amendment, as and when required;

(b)           if any recital, representation, or warranty made herein, in any document executed and delivered in connection herewith, or in any report, certificate, financial statement, or other instrument or document previously, now or hereafter furnished by or on behalf of any of the Obligors in connection with this Amendment or any other document executed and delivered in connection with this Amendment, shall prove to have been false, incomplete, or misleading in any material respect on the date as of which it was made;

(c)           the occurrence of a Default under the Credit Agreement; or

(d)           if any of the Obligors commences, institutes, or otherwise intervenes in any proceeding or action against any Lender or any member of the Lender Group in connection with any of the Obligations, any of the Loan Documents, this Amendment, or any of the documents executed and delivered in connection with this Amendment.

11.           Remedies.  Subject to the provisions of Section 10 herein above, immediately upon the occurrence of any Default, the obligations, amendments, and commitments of the Lenders set forth in this Amendment shall immediately and automatically terminate and be of no further force or effect without further notice to or consent of any of the Obligors, and the Lenders shall have the right to exercise and enforce any and all rights and remedies available to the

Lenders under this Amendment, under any and all documents executed and delivered in connection with this Amendment, under any and all Loan Documents, and under applicable laws to the same extent as though this Amendment had never been executed, without regard to any notice or otherwise available under applicable laws.  All rights and remedies available to the Lenders under this Amendment, under any documents executed and delivered in connection with this Amendment, under any and all of the Loan Documents, and under applicable laws, may be asserted, enforced, and exercised concurrently, cumulatively, or successively from time to time and at any time until such time as all of the Obligations have been paid in full.

12.           Expenses.  The Lenders shall be entitled to obtain at the reasonable expense of the Obligors, such appraisals, reports, record searches, and legal and other opinions and advice as the Lenders may from time to time reasonably deem necessary with respect to any or all collateral and security now or hereafter securing any of the Obligations.  The Obligors agree jointly and severally to pay all reasonable costs, fees, and expenses of the Lenders in connection with the preparation, execution, and delivery of this Amendment and any and all other documents executed and delivered in connection with this Amendment and all other reasonable costs, fees, and expenses, incurred by, or on behalf of the Lenders in connection with the enforcement preservation, or collection of the Obligations and/or this Amendment, including, without limitation, attorneys fees and expenses, and recordation and filing fees and taxes (collectively, the “Enforcement Costs”).  Such Enforcement Costs shall be deemed to be part of the Obligations and shall be payable upon demand.

13.           WAIVER OF JURY TRIAL.  THE OBLIGORS AND THE LENDERS EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY OR ALL OF THE OBLIGORS AND THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO: (A) THIS AMENDMENT; (B) ANY OF THE DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT; (C) ANY OF THE OBLIGATIONS; AND (D) ANY OF THE FINANCING DOCUMENTS.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AMENDMENT.

THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE BY THE OBLIGORS AND THE LENDERS, AND THE OBLIGORS AND THE LENDERS EACH HEREBY REPRESENT AND WARRANT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT, THE OBLIGORS FURTHER REPRESENT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

14.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Obligors, the Lenders, and each of their respective successors, and assigns.  None of the Obligors shall, however, assign any of their respective rights or obligations under this Amendment.

15.           Time of Essence.  Time is of the essence of this Amendment with respect to each of the Obligors.

16.           Counterparts.  This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original, and all taken together shall constitute but one and the same instrument.  The Obligors agree that the Lenders may rely on a telecopy of any signature of any Obligor.  The Lenders agree that the Obligors may rely on a telecopy of this Amendment executed by the Lenders.

17.           Notices.  All notices, requests, demands, and other communications required or permitted hereunder shall be made in the manner prescribed in the Credit Agreement or to such other address as any party hereto may designate for itself by notice to the other parties hereto.

18.           Amendments.  This Amendment may be amended, modified, or supplemented only by written agreement of the parties hereto.  No provision of this Amendment may be waived except in writing, signed by the party against whom such waiver is sought to be enforced.

19.           Entire Agreement.  This Amendment sets forth the final and entire agreement and understanding of the parties hereto, superseding all prior representations, understandings, and agreements, written or oral, not expressly set forth in this Amendment or in any other documents executed and delivered in connection herewith.

20.           No Other Amendment.  Except as expressly amended by this Amendment, the Credit Agreement is and shall be unchanged and all of the terms, provisions, agreements, duties, obligations, schedules, exhibits, representations and warranties set forth in the Credit Agreement shall remain and continue in full force and effect and are hereby incorporated by reference, and hereby ratified, reaffirmed and confirmed by the Borrower, the Obligors and the Lenders in all respects on and as of the date of this Amendment.  The Borrower acknowledges and agrees that the Loan Documents and all liens, security interests and pledges granted to the Lenders prior to the date hereof, including without limitation, all liens, security interests and pledges granted to Bank One, as Administrative Agent, shall remain in full force and effect, and nothing herein is intended to, nor shall it, release, diminish or waive any rights of the Lenders under the Credit Agreement or any other document executed in connection therewith.

21.           Governing Law.  Notwithstanding anything contained herein or elsewhere to the contrary, the Credit Agreement, including all amendments thereof, shall be governed by and construed in accordance with the laws of the State of New York.

22.           Severability.  In case one or more provisions contained in this Amendment shall be invalid, illegal, or unenforceable in any respect under any law, the validity, legality, and enforceability of the remaining provisions contained herein shall remain effective and binding and shall not be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

MAGNETEK, INC

By:
Title:

J-TEC INC.

By:
Title:

MAGNETEK MONDEL HOLDIINGS, INC

By:
Title:

MAGNETEK, ADS POWER, INC.

By:
Title:

MAGNETEK, LEASING CORPORATION

By:
Title:

MXT HOLDINGS, INC.

By:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Title:

BANK ONE, KENTUCKY, NA

By:
Title:

THE PROVIDENT BANK

By:
Title:

SCHEDULE 5

PRICING SCHEDULE

LIBOR plus 3.75% or Prime plus 1.75%, retroactive to January 1, 2003.

Commitment Fee Rate:  0.50%

Letter of Credit Fee:  3.75%